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                                                                   EXHIBIT 23(b)


                      [DeGolyer and MacNaughton Letterhead]



                                 June 15, 1995



Enron Corp.
1400 Smith Street
Houston, Texas 77002

Enron Capital Resources, L.P.
1400 Smith Street
Houston, Texas 77002

Gentlemen:

         DeGolyer and MacNaughton hereby consents to the incorporation by reference in the Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about June 15, 1995 (the Registration Statement), of the references to our firm and to the opinions delivered to Enron Oil & Gas Company (the Company) relating to the comparison of estimates prepared by DeGolyer and MacNaughton to those furnished by the Company of proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in DeGolyer and MacNaughton's letter reports dated January 20, 1993, January 27, 1994, and January 13, 1995, for estimates as of January 1, 1993, January 1, 1994, and January 1, 1995, respectively, and are included in the section "Oil and Gas Exploration and Production Properties and Reserves - Reserve Information" in Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1994, and in Note 18 to the Enron Corp. consolidated financial statements included in Enron Corp.'s Form 10-K for the year ended December 31, 1994. DeGolyer and MacNaughton also consents to the incorporation by reference in the Registration Statement of its letter report, dated January 13, 1995, addressed to the Company, which is included as Exhibit 24.03 to Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1994, and to the reference to it in the section "Experts" in the Prospectus that is a part of the Registration Statement.

                                                   Very truly yours,


                                                   DeGOLYER and MacNAUGHTON